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                                                                     EXHIBIT 4.3
                                ESCROW AGREEMENT

        This Escrow Agreement ("Agreement") is dated as of the date set forth below, by and between, Iroquois Bio-Energy Company, LLC (the "Company"), and Peoples State Bank of Francesville (the "Escrow Agent"). (The "Escrow Agent" and the "Company" may also be hereinafter referred to as the "Parties").

                                    RECITALS

        A. The Company desires to establish an escrow account with the Escrow Agent into which certain monies and documents will be deposited and held in escrow until a minimum of $18,500,000 has been raised in connection with the Company's public offering (the "Offering") of its Units, which represents ownership interest in the Company (the "Units").

        B. The Company will offer and sell the Units on a best efforts basis.

        C. The Company has agreed to provide for the impoundment of the proceeds to be received from the sale of the Units.

        D. Peoples State Bank of Francesville hereby agrees to act as Escrow Agent, and the Company desires to retain Peoples State Bank of Francesville as Escrow Agent on the terms and conditions set forth in this Agreement.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. SUBSCRIPTION PAYMENTS: The Company shall deliver to the Escrow Agent all checks, drafts and money orders ("Subscription Payments") and all Subscription Agreements and other related documents ("Subscription Documents") received by the Company from Subscribers in connection with the Offering. All Subscription Payments shall be made payable to "PEOPLES STATE BANK OF FRANCESVILLE AS ESCROW AGENT FOR - IROQUOIS BIO-ENERGY COMPANY, LLC ESCROW."

    ALL FUNDS HELD BY THE ESCROW AGENT SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY THE ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST THE COMPANY OR THE ESCROW AGENT UNTIL RELEASED TO THE COMPANY IN ACCORDANCE WITH SECTION 3 HEREOF. IN NO EVENT SHALL ANY OF THE SUBSCRIPTION PAYMENTS BE COMMINGLED WITH DEPOSIT ACCOUNTS OF THE ESCROW AGENT OR OTHERWISE TREATED AS A DEPOSIT ACCOUNT OR REFLECTED ON THE FINANCIAL STATEMENTS OF THE ESCROW AGENT.

2. INVESTMENT OF FUNDS: All Subscription Payments shall be cleared and held by the Escrow Agent in the Escrow Account. The Escrow Agent shall invest the Subscription Payments, along with all earned interest, in the following, provided that the Escrow Account


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   must accrue interest on a daily basis and allow for the immediate withdrawal of funds without premium or penalty:

       a. Direct obligations of the United States of America or obligations in which the principal and interest are unconditionally guaranteed by the United States of America;

       b. United States Treasury Money Market funds (money market funds investing exclusively in U.S. Treasury securities and other investments that are unconditionally guaranteed by the United States of America); or

       c. Such other obligations as directed by the Company, provided that the principal and interest are obligations of the United States of America or are guaranteed by the United States of America.

Notwithstanding anything to the contrary, in no event may Subscription Payments or accrued interest be held in any deposit account of the Escrow Agent in an amount that exceeds $100,000.

3.  DISBURSEMENT OF FUNDS:

       a. TERMINATION OF THE OFFERING: If the Escrow Agent has not received, on or before January 31, 2003, subject to extension by the Company to no later than April 30, 2003, or such other date designated for the close of the Offering, as set forth in the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 22, 2002, as amended ("Termination Date"), Subscription Payments in the aggregate amount of at least $18,500,000, then the Escrow Agent shall refund to Subscribers without interest, all Subscription Payments held in the Escrow Account per written instruction from the Company. Unless instructed otherwise, the Escrow Agent shall release all Subscription Payments held in the Escrow Account to each Subscriber respectively, at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this Section shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Service mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date. All interest on funds held in the Escrow Account shall be for the account of the Company and shall be paid to the Company.

       b. DISBURSEMENT OF ESCROW FUNDS: The Escrow Agent shall disburse ("Initial Disbursement") to the Company, pursuant to written instruction from the Company, substantially in the form attached hereto as Exhibit A, all of the Subscription Payments held in the Escrow Account in immediately available funds if the Escrow Agent has received, on or before the Termination Date:

              i. Subscription Payments in an aggregate amount of not less than $18,500,000 and written acceptance of each Subscriber's subscription by the Company;


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              ii.    Written confirmation from the Company that it has executed a design-build agreement and a process licensing agreement for the construction and operations of its ethanol plant ("Design-Build Notice"); and

              iii. Written confirmation from the Company that the Company has closed on $26,559,000 to $33,234,000 of debt financing (collectively with Design-Build Notice, "Closing Notice").

          If the Escrow Agent receives additional Subscription Payments after the Initial Disbursement, then the Escrow Agent shall disburse the Subscription Payments to the Company upon written instruction from the Company, substantially in the Form attached hereto as Exhibit A. If the Escrow Agent does not receive the Closing Notice from the Company by the Termination Date, then the Escrow Agent shall refund to Subscribers without interest, each Subscriber's Subscription Payment per written instruction from the Company. The Escrow Agent shall also disburse to the Company all interest on funds held in the Escrow Account.

       c. REJECTION OF SUBSCRIPTION OR TERMINATION OF OFFERING: No later than 10 days after receipt by the Escrow Agent of written notice (i) from the Company that the Company intends to reject a Subscriber's subscription, or (ii) from the Company that it is terminating the Offering, the Escrow Agent shall pay to the Subscribers the amount of Subscription Payment held in the Escrow Account for each Subscriber without interest or deduction. All interest on funds held in the Escrow Account shall be for the account of the Company and shall be paid to the Company.

4.  COLLECTED FUNDS: No Subscription Payment shall be disbursed pursuant to
    Section 3 until the Escrow Agent receives such Subscription Payment in immediately available funds. If, upon presentment for payment, any payment instrument is dishonored, the Escrow Agent shall immediately notify the Company of such dishonor and return such payment instrument to the Company.

5. LIABILITY OF ESCROW AGENT: In performing its duties under this Agreement, the Escrow Agent shall not be liable to the Company, any Subscriber, or any Party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent should in good faith believe to be genuine. The Escrow Agent shall not be liable or responsible for forgeries, fraud, impersonations, or determining or verifying the scope of any person's authority acting or purporting to act on behalf of any party to this Agreement. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or permitted by it in good faith in accordance with the advice of counsel.


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6.  FEES AND EXPENSES: Escrow Agent will receive a fee of $4,000 in exchange for its services under this Agreement. If the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the Company requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation, and the Escrow Agent shall have the right to retain all documents and/or things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid, up to the amount of such compensation, fees, costs and expenses. Unless otherwise provided, the Escrow Agent may deduct such sums from the funds deposited in the Escrow Account if the funds are to be disbursed to the Company.

7. CONTROVERSIES: If any controversy arises between the Parties to this Agreement, or with any other party, concerning the subject matter of this Agreement or its terms or conditions, the Escrow Agent will not be required to resolve the controversy or to take any actions regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means, as the Escrow Agent, in its discretion may deem appropriate, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights amongst themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, less any interest on funds held in the Escrow Account to be applied against all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Company agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released, and discharged of and from, all obligations and liability imposed by the terms of this Agreement.

8. INDEMNIFICATION OF ESCROW AGENT: The Company and its successors and assigns agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, or counsel fees that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except to the extent such action, loss, claim, damage, liability, or expense results from or is caused by the willful misconduct or negligence of the Escrow Agent.

9. RESIGNATION OR REMOVAL OF ESCROW AGENT: The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Company. The Company may remove the Escrow Agent, with or without cause, at any time upon giving ten (10) days prior written notice to the Escrow Agent. However, such resignation or removal shall not become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: The Company shall use its best efforts to obtain a successor escrow agent within thirty (30) days after receiving a resignation notice or giving a removal


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    notice. If the Company fails to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The resignation shall take effect upon the appointment of a successor escrow agent, the successor escrow agent executing and delivering an instrument accepting such appointment, and upon receipt, to their reasonable satisfaction, by the Company and the successor escrow agent, of a full accounting of all Escrow Funds held and disbursed by the Escrow Agent hereunder. Upon the occurrence of the above and without further acts, the successor escrow agent shall be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability hereunder for actions taken as escrow agent hereunder prior to such succession. After any predecessor escrow agent's resignation or removal, the provisions of this Escrow Agreement shall continue to apply as to any actions taken or omitted to be taken by it while acting as escrow agent under this Escrow Agreement.

10. AUTOMATIC SUCCESSION: Upon the Company's consent, any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer substantially all of its assets, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding. The successor escrow agent shall be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.

11. TERMINATION: This Escrow Agreement shall terminate on the Termination Date. Upon termination, the Escrow Agent shall disburse the funds in the Escrow Account in the manner and upon the terms directed in paragraph 3 hereof. The Company may, in its sole discretion, terminate the Offering and abandon the sale of the Units at any time prior to the Termination Date. The Company may terminate this Agreement at any time in its sole discretion by providing Escrow Agent at least 30 days prior written notice.

12. REPRESENTATION AND WARRANTIES: The Escrow Agent hereby represents to the Company that:

        a. It has all necessary trust powers and authority to act as an escrow agent as set forth in this Agreement;

        b. It is "well capitalized" as defined under applicable state and federal banking laws and regulations;

        c. Its most recent Consolidated Report of Condition and Income, including the supporting schedules and financial statements, as filed with the Federal Deposit Insurance Corporation is true and correct; and

        d. No supervisory action by any regulatory authority against the Escrow Agent has been initiated, or is pending or threatened.


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13. MISCELLANEOUS:

        a. GOVERNING LAWS: This Agreement is to be construed and interpreted according to Indiana law.

        b. COUNTERPART: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        c. NOTICES: All instructions, notices and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, delivered by courier, or telecopied as follows:

            If to the Company:                If to the Escrow Agent:

            Iroquois Bio-Energy Company, LLC  Peoples State Bank of Francesville
            6317 East 181st Avenue            P.O. Box 188
            Hebron, IN 46341-9302             101 West Montgomery Street
                                              Francesville, IN 47946

            Telephone No:  (219) 866-5990     Telephone No: (219) 567-9151
            Telecopier No: (219) 866-7490     Telecopier No:(219) 567-9154

        d. AMENDMENTS: This Agreement may be amended by written notice signed by the Company, except that Section 6 through Section 13 may be amended only with the consent of the Escrow Agent.

        e. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT: The terms and conditions of this Escrow Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the Parties hereto. If, for any reason, the Escrow Agent named herein is unable or unwilling to continue to act, then the Company, at its sole discretion, may substitute another escrow agent.

        f. REPRESENTATION. The Company represents and agrees that it has not made, nor will it make in the future, any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Securities offered for sale by the Company. The Company further agrees that it will furnish to the Escrow Agent a copy of the registration statement, prospectus, subscription agreement or other offering document.

        g. SEVERABILITY. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the last date set forth below.



IROQUOIS BIO-ENERGY COMPANY, LLC:         PEOPLES STATE BANK OF FRANCESVILLE:


By:  /s/ Leroy Torbet, Treasurer          By:  /s/ Roger D. Cummings
    ---------------------------------         ----------------------------------

Print Name:  LEROY TORBET                 Print Name:  ROGER D. CUMMINGS
            -------------------------                 --------------------------

Date:  12/3/02                            Date:  12/4/02
      -----------------------                   -----------------------


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                                    EXHIBIT A

                         FUND DISBURSEMENT INSTRUCTIONS


        The undersigned certifies that he, she or it is duly authorized to execute and deliver this Escrow Notice on behalf of Iroquois Bio-Energy Company, LLC (the "Company"). Pursuant to the Escrow Agreement dated ___________________, 2002 (the "Escrow Agreement") by and among the Company and Peoples State Bank of Francesville (the "Escrow Agent"), the Company hereby requests that the Escrow Agent remit, in immediately available funds, $_________________ from the Escrow Account to the following parties as follows:


      PARTY                                           AMOUNT

      Iroquois Bio-Energy Company, LLC                $

                                                      $


      TOTAL                                           $______


        IN WITNESS WHEREOF, the undersigned have executed this Fund Disbursement Instruction as of the date set forth below.


                                    IROQUOIS BIO-ENERGY COMPANY, LLC


Dated: ___________________          By: ________________________________________
                                          Its: _________________________________